EXHIBIT 5.1

. TECHNOLOGY’S LEGAL EDGE®

2000 University Avenue

East Palo Alto, CA 94303-2248

www.graycary.com

O]  650-833-2000

F]  650-833-2001

December 23, 2003

Mattson Technology, Inc.

47131 Bayside Parkway

Fremont, California 94538

Re:    Mattson Technology, Inc.—Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”), filed or to be filed by Mattson Technology, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the Securities (as defined below). The Registration Statement relates to the proposed issuance and sale, from time to time pursuant to Rule 415 under the Act as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus (the “Prospectus Supplements”), of up to an aggregate offering price of $100,000,000 or the equivalent thereof, of the Company’s senior and subordinated debt securities (the “Debt Securities”), shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”), shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), warrants to purchase any of the securities described above (the “Warrants”) (the Debt Securities, the Preferred Stock, the Common Stock, and the Warrants are collectively referred to herein as the “Securities”), and up to 5,900,000 shares of Common Stock of the Company that may be sold by the selling stockholder named in the Prospectus (the “Selling Stockholder”).

The Debt Securities are to be issued pursuant to a Senior Debt Securities Indenture (the “Senior Indenture”) and a Subordinated Debt Securities Indenture (the “Subordinated Indenture”), as applicable, both of which have been filed as exhibits to the Registration Statement (the “Indentures”) and are to be entered into, in each case, between the Company and a trustee (the “Trustee”). The Securities may be sold pursuant to an underwriting agreement (the “Underwriting Agreement”), in which case the Underwriting Agreement will be in substantially the form to be filed under a Current Report on Form 8-K. The Debt Securities are to be issued in the forms set forth in the Indentures filed as exhibits to the Registration Statement. Each indenture may be supplemented, as applicable, in connection with the issuance of each such series of Debt Securities, by a supplemental indenture or other appropriate action of the Company creating such series (each, a “Supplemental Indenture”).

We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have

SILICON VALLEY SAN DIEGO SAN DIEGO/GOLDEN TRIANGLE SAN FRANCISCO WASHINGTON, DC AUSTIN SEATTLE SACRAMENTO LA JOLLA

Mattson Technology, Inc.

December 23, 2003

become effective under the Act; (v) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby; (vi) all Securities will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise; and (ix) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of unissued Common Stock or Preferred Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance.

Our opinion below that any document is valid, binding or enforceable is qualified as to: (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar federal or state laws generally affecting the rights of creditors or secured parties; (ii) rights to indemnification and contribution, which may be limited by applicable law or equitable principles, and exculpatory provisions and waivers of the benefits of statutory provisions, which may be limited on public policy grounds; and (iii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

Our opinion as to the enforceability of any document is also subject to the effects of: (i) Section 1102 of the California UCC, which provides that obligations of good faith, diligence, reasonableness and care prescribed by the California UCC may not be disclaimed by agreement, although the parties may by agreement determine the standards by which the performance of such obligations is to be measured if those standards are not manifestly unreasonable; and (ii) Section 1203 of the California UCC, which imposes an obligation of good faith in the performance or enforcement of a contract.

In addition, we express no opinion with respect to: (i) the effect of Section 1717 of the California Civil Code which provides that, in any action on a contract where the contract specifically provides that attorneys’ fees and costs incurred to enforce that contract shall be awarded either to one of the parties or to the prevailing party, then the party who is determined to be the party prevailing in the action, whether that party is the party specified in the contract or not, shall be entitled to reasonable attorneys’ fees in addition to other costs; or (ii) provisions of any document requiring that waivers must be in writing, which may not be binding or enforceable if a non-executory oral agreement has been created modifying any such provision or an implied agreement by trade practice or course of conduct has given rise to a waiver.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of California, the Federal laws of the United States of America, and the General Corporation Law of the State of Delaware.

Based on such examination and subject to the foregoing, we are of the opinion that:

1.     with respect to Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when (a) the Trustee is qualified to act as Trustee under the Senior Indenture or Subordinated Indenture, as applicable, (b) the Trustee has duly executed and delivered the Subordinated Indenture or Senior Indenture, as applicable, (c) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the Trustee, (d) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the Board of Directors of the Company or a duly constituted and acting committee thereof (such

Mattson Technology, Inc.

December 23, 2003

Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the applicable Indenture;

2.    with respect to any particular series of shares of Preferred Stock, when both (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a certificate of designation relating to such Preferred Stock conforming to the Delaware General Corporation Law (a “Certificate”) and the filing of the Certificate with the Secretary of State of the State of Delaware, and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable;

3.    with respect to shares of Common Stock, when both (a) the Board has taken all necessary corporate action to approve the issuance and terms of the offering of shares of Common Stock and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable;

4.    with respect to the Warrants, when both (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants and related matters and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, warrant or similar agreement duly authorized, executed and delivered by the Company and a warrant agent and the certificates for the Warrants have been duly executed and delivered by the Company and a warrant agent, then the Warrants will be validly issued, fully paid and nonassessable; and

5.    with respect to the Common Stock being registered by the Selling Stockholder, such Common Stock will, when sold, be validly issued, fully paid and nonassessable.

This opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose or by any other person or entity, without our prior written consent.

Mattson Technology, Inc.

December 23, 2003

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Sincerely yours, /s/ Gray Cary Ware & Freidenrich LLP